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                                                                    EXHIBIT 10.1

                               MIND C.T.I. LTD.
                                     1998
                               SHARE OPTION PLAN
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                               MIND C.T.I. LTD.
                                     1998
                               SHARE OPTION PLAN

1.  NAME

    This Plan, as amended from time to time, shall be known as the Mind 1998 Share Option Plan (the "Option Plan").

2.  PURPOSE OF THE OPTION PLAN

    The Option Plan is intended as an incentive to retain, in the employ of Mind C.T.I. Ltd. (the "Company") and its subsidiaries, persons of training, experience, and ability, to attract new employees, whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the Option Plan approved by the board of directors of the company (the "Board"), which is designed to benefit from, and is made pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 and any regulations, rules, orders of procedures promulgated thereunder ("Section 102") with respect to Options granted to employees of the Company pursuant to the Option Plan (the "Options"). The Option Plan is also intended to fulfill certain previous obligations of the Company to certain employees.

3.  ADMINISTRATION OF THE OPTION PLAN

    The Board or a share option committee appointed and maintained by the Board for such purpose (the "Committee") shall have the power to administer the Option Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

    The Committee shall consist of such number of members (not less than two (2) in number) as may be fixed by the Board. The Committee shall select one of its members as its chairman (the "Chairman") and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    Any member of such Committee shall not be eligible to receive Options under the Option Plan while serving on the Committee, unless otherwise specified herein.

    The Committee shall have full power and authority (i) to designate participants; (ii) to determine the terms and provisions of respective Option agreements (which need not be identical) including, but not limited to, the number of shares in the Company to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an
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Optionee to exercise, in whole or in part, any previously granted Option; (iv)
to interpret the provisions and supervise the administration of the Option Plan; and - (v) to determine any other matter which is necessary or desirable for, or incidental to administration of the Option Plan.

    All decisions and selections made by the Board or the Committee pursuant to the provisions of the Option Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

    The interpretation and construction by the Committee of any provision of the Option Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

    Subject to the Company decision, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Option Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.  DESIGNATION OF PARTICIPANTS

    The persons eligible for participation in the Option Plan as recipients of Options shall include any employees of the Company or of any subsidiary of the Company. The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify him from participating in, any other grant of Options pursuant to this Option Plan or any other option or stock plan of the Company or any of its affiliates. The Company reserves its right to issue an additional option plan for non-Israeli employees, that the Company may employ in the future.

    Anything in the Option Plan to the contrary notwithstanding, all grants of Options to directors and office holders ("Nosei Misra" - as such term is defined in the Companies Ordinance (New Version), 1983 - the "Companies Ordinance") shall be authorized and implemented only in accordance with the provisions of the Companies Ordinance, as in effect from time to time.

5.  TRUSTEE

    The Options which shall be granted to employees of the Company (and/or any subsidiary thereof) and/or any Shares (as defined below) issued upon exercise of such Options and/or other shares received subsequently following any realization of rights, shall be issued to a Trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 - (the "Trustee") and held for the benefit of the Optionees for a period of not less than two years (24 months) from the date of grant, or such other period as
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shall be required in order to comply with the provisions of Section 102 as amended from time to time,.

     Anything to the contrary notwithstanding, the Trustee shall not release any Options and/or any Shares issued upon exercise of Options, prior to the full payment of the Optionee's tax liabilities arising from Options which were granted to him and/or any Shares issued upon exercise of such Options.

     Upon receipt of the Option, the Optionee will sign an undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Option Plan, or any Option or Share granted to him thereunder.

6.   SHARES RESERVED FOR THE OPTION PLAN

     Subject to adjustments as set forth in Section 8 below, a total of 30,000 (thirty thousand) Ordinary Shares, of NIS 0.01 par value (the "Shares") shall be subject to the Option Plan. The Shares subject to the Option Plan are hereby reserved for such purpose in the authorized share capital of the Company and may only be issued in accordance with the terms hereof. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the Option Plan shall cease to be reserved for the purpose of the Option Plan, but until termination of the Option Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Option Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the Option Plan.

7.   OPTION PRICE

     7.1. The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. As of the date of adoption of the Option Plan, the Board has instructed the Committee to determine the purchase price of each Share, at a price which is not less then the price per share, according to the most recent evaluation of the Company in any investment or other capital transaction.


     7.2. The Option price shall be payable upon the exercise of the Option in a form satisfactory to the Committee and conforming to Section 102, including without limitation, by cash or cheque. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

8.   ADJUSTMENTS

     Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the Option Plan shall be adjusted as hereafter provided:
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     8.1.  If the outstanding shares of the Company shall at anytime be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to this Option Plan or subject to any Options therefore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock or by reason of conversion of any Management Shares of the Company into Ordinary Shares (regardless of the ratio of such conversion). Upon occurrence of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Option Plan (as set forth in paragraph 6 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board who's determination shall be final.

Anything herein to the contrary notwithstanding, if prior to the completion of an initial public offering of the Company's securities ("IPO"), all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another Company, then in such event, each Optionee shall be obliged to sell or exchange, as the case may be, the shares such Optionee purchased under the Option Plan, in accordance with the instructions then issued by the Board whose determination shall be final. Upon the occurrence of any such transactions, all unexersized Options shall be immediately and completely terminated.

9.   TERM AND EXERCISE OF OPTIONS

     9.1. Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee and conforming Section 102, which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

     9.2. Each Option granted under this Option Plan shall be exercisable only following the vesting dates and for the number of Shares as shall be provided in Exhibit B to the Option agreement (the "Expiration Date"). However no Option shall be exercisable after the Expiration Date, as defined for each Optionee in his Option agreement.

     9.3. Options granted under the Option Plan shall not be transferable by Optionees other than by will or laws of descent and distribution, and during an Optionee's lifetime shall be exercisable only by that Optionee.

     9.4. The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested, prior to the Expiration Date, and provided that, subject to the provisions of Section 9.6 below, the Optionee is an employee of the Company or any of its
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           subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise of the relevant Options.

     9.5. Subject to the provisions of Section 9.6 below, in the event of termination of the Optionee's employment with the Company or any of its subsidiaries, all Options granted to him, which have not yet been exercised, will immediately expire. A notice of termination of employment by either the Company or the Optionee shall be deemed to constitute termination of employment.

     9.6. Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee's employment with the Company or any subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options vested at the time of such termination, according to the vesting periods of the Options, set forth in Section 10 below, if: (i) termination is without Cause (as defined below), for a period of six months from the termination of Employment, (ii) termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of one year from the date of termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options. The term "Cause" shall mean any action, omission or state of affairs related to the Optionee which the Board decides, in its sole discretion, is against the interests of the Company.

     9.7. The holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise but subject always to the provisions of Section 5 above, registration of the Optionee as holder of such Shares in the Company's register of members.


     9.8. Any form of Option agreement authorized by the Option Plan may contain such other provisions as the Committee may, from time to time, deem advisable.

10.  VESTING OF OPTIONS

     Notwithstanding anything to the contrary, any Option may be exercised only to the extent that such Option was vested. Each option granted hereunder shall be vested, in whole or in part, as determined by the Committee in its sole and absolute discretion, provided that the Optionee is an employee of the Company or any of its subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of vesting of any portion of the Option.

11.  DIVIDENDS

     With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares issued to the Trustee on behalf of an Optionee are held by the
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     Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

12.  ASSIGNABILITY AND SALE OF OPTIONS

     No Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

     As long as the Shares are held by the Trustee in favor of the Optionee, then all rights of the optionee possessed in the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

13.  TERM OF THE OPTION PLAN

     The Option Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ____ months from such day of adoption.

14.  AMENDMENTS OR TERMINATION

     The Board may, at any time and from time to time, subject to the written consent of the Trustee, amend, alter or discontinue the Option Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option therefore granted, without his consent.

15.  GOVERNMENT REGULATIONS

     The Option Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.  CONTINUANCE OF EMPLOYMENT

     Neither the Option Plan nor the Option agreement with the Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue any Optionee in its employ, and nothing in the Option Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

17.  GOVERNING LAW AND JURISDICTION

     This Option Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed
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     therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Option Plan.

18.  ARBITRATION

     Any dispute in relation with this Option Plan and the exercise of rights thereunder, shall be brought to arbitration of the legal counsel to the Company (the "Arbitrator"), who shall decide on such dispute in accordance with the provisions of the Arbitration Law - 1968 and its supplement. The decision of the Arbitrator shall be final and shall bind the Company and the Optionee.

19.  TAX CONSEQUENCES

     Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

     The Committee and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

20.  NON-EXCLUSIVITY OF THE OPTION  PLAN

     The adoption of the Option Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the Option Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grants of options to employees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

21.  MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the Option Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Optionee during the term of the Option Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.